EXHIBIT 7

                         Consent of Edwin L. Kerr, Esq.




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To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (File No. 333-12989) filed by Phoenix Life and Annuity Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                                     Very truly yours,

Dated:     October 29, 1999          /s/ Edwin L. Kerr
                                     -----------------------------------
                                     Edwin L. Kerr, Counsel
                                     Phoenix Life and Annuity Company